EXHIBIT 99.2

The following table sets forth a reconciliation of net income (loss) to EBITDA (Modified) and Adjusted EBITDA for the periods shown (in thousands):

                                                 Twelve Months Ended
                                                     December 31,
                                              --------------------------
                                                2006             2005
                                            -----------       ----------
Net loss                                    $ (305,618)       $ (110,938)
Cumulative effect of a change in
  accounting principle                           1,038                 -
Discontinued operations                         97,605             2,073
Income tax expense                               4,318             3,705
Other expense                                   11,560            10,877
Early repurchase of debt                             -            19,303
Equity in operations of partnerships               948                 -
Minority interest in earnings                   40,223            39,794
Interest expense (net)                         199,991           183,547
Loss on fixed assets                            27,057            13,906
Amortization                                       879               880
Depreciation                                   131,416           126,778
Stock-based compensation                        15,728             2,794
                                            ----------        ----------
EBITDA (Modified)                              225,145           292,719
Management Change Costs                         13,885            12,605
                                            ----------        ----------
EBITDA (Modified) before Management
  Change Costs                                 239,030           305,324
Third party interest in EBITDA
  of certain parks (3)                         (44,352)          (44,674)
                                            ----------        ----------
Adjusted EBITDA before
 Management Change Costs                      $194,678         $ 260,650
                                            ==========        ==========

                                      NOTES
                                      -----

(1) Revenues and expenses of international operations are converted into U.S. dollars on a current basis as provided by U.S. generally accepted accounting principles ("GAAP").

(2) EBITDA (Modified), a non-GAAP measure, is defined as net income (loss) before discontinued operations, income tax expense (benefit), other expense, early repurchase of debt (formerly an extraordinary loss), minority interest in earnings (losses), interest expense (net), amortization, depreciation, stock-based compensation, and gain (loss) on disposal of assets. Adjusted EBITDA, also a non-GAAP measure, is defined as EBITDA (Modified) minus interests of third parties in EBITDA of the four parks plus our interest in one hotel, that are less than wholly owned. The company believes that EBITDA (Modified) and Adjusted EBITDA (collectively, "EBITDA- Based Measures") provide useful information to investors regarding the Company's operating performance and its capacity to incur and service debt and fund capital expenditures. The Company believes that the EBITDA-Based Measures are used by many investors, equity analysts and rating agencies as a measure of performance. In addition, Adjusted EBITDA is approximately equal to "Consolidated Cash Flow" as defined in the indentures relating to the Company's senior notes. Neither of the EBITDA-Based Measures is defined by GAAP and neither should be considered in isolation or as an alternative to net income (loss), income (loss) from continuing operations, net cash provided by (used in) operating, investing and financing activities or other financial data prepared in accordance with GAAP or as an indicator of the Company's operating performance. EBITDA (Modified) and Adjusted EBITDA as defined in this release may differ from similarly titled measures presented by other companies.

(3) Represents interest of third parties in EBITDA of Six Flags Over Georgia, Six Flags Over Texas, Six Flags White Water Atlanta, and Six Flags Discovery Kingdom (formerly, Marine World), plus the Company's interest in EBITDA of Six Flags Great Escape Lodge & Indoor Waterpark.